UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report:  May 12, 2011
(Date of earliest event reported)

st. jude medical, inc.

(Exact name of registrant as specified in its charter)

Commission File Number:  1-12441

Minnesota	41-1276891
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

One St. Jude Medical Drive
St. Paul, Minnesota 55117
(Address of principal executive offices, including zip code)

(651) 756-2000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 12, 2011, at the 2011 Annual Meeting of Shareholders (the “Annual Meeting”) of St. Jude Medical, Inc. (the “Company”), the Company’s shareholders approved certain amendments (the “Amendments”) to the St. Jude Medical, Inc. 2007 Stock Incentive Plan (as amended and restated, the “Plan”).

The Plan was initially approved by the Company’s shareholders on May 16, 2007 and was amended by shareholders on May 9, 2008.  The purpose of the Plan is to promote the interests of the Company and its shareholders by aiding the Company in attracting and retaining employees, officers, consultants, advisors and non-employee directors capable of assuring the future success of the Company and motivating such persons to put forth maximum efforts for the success of the Company’s business.  The Plan allows the Company to compensate such persons through various stock-based arrangements and provide them with opportunities for stock ownership in the Company, thereby aligning the interests of such persons with the Company’s shareholders.  The Plan permits grants of stock options, stock appreciation rights, restricted stock, restricted stock units, dividend equivalents, performance awards, stock awards and other stock-based awards (collectively, “Awards”).  The Company’s Board of Directors and Compensation Committee have the authority to determine the type of Award as well as the amount, terms and conditions of each Award under the Plan, subject to the limitations and other provisions of the Plan.  Awards may be granted under the Plan until May 15, 2017 or until all shares available for Awards under the Plan have been purchased or acquired; provided, however, that incentive stock options may not be granted after February 23, 2017.  The Company’s Board of Directors may amend, alter, suspend, discontinue or terminate the Plan at any time, except as provided in the Plan.

The Amendments approved at the Annual Meeting:

•	increased the number of shares authorized for issuance under the Plan by 20,000,000 shares, from 25,000,000 to 45,000,000; and
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provided that any “change in control” definition included in award agreements under the Plan after the Annual Meeting shall not have the effect of accelerating the exercisability of any award or the lapse of restrictions relating to any award upon only the announcement or shareholder approval of (rather than consummation of) any reorganization, merger or consolidation of, or sale or other disposition of all or substantially all of the assets of, the Company.

No other amendments to the Plan were approved by shareholders at the Annual Meeting.

This summary of the Plan is not complete and is qualified in its entirety by reference to the full text of the Plan, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K.  A more detailed summary of the Plan can be found in the Company’s Proxy Statement for the Annual Meeting filed with the Securities and Exchange Commission on April 1, 2011.

Item 5.07  Submission of Matters to a Vote of Security Holders.

At the Annual Meeting, the shareholders voted on the following:

(1)	A proposal to elect three members to the Company’s Board of Directors for terms ending in 2014. The proposal was approved and received the following votes:

Director	Votes For	Votes Against	Abstentions	Broker Non-Votes
Richard R. Devenuti	246,487,773	12,250,504	97,213	28,479,662
Thomas H. Garrett III	252,338,168	6,358,835	138,487	28,479,662
Wendy L. Yarno	249,937,650	8,806,056	91,784	28,479,662

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(2)	An advisory (non-binding) vote on compensation of the Company’s named executive officers. The proposal was approved and received the following votes:

Votes For	Votes Against	Abstentions	Broker Non-Votes
244,065,978	14,146,196	623,316	28,479,662

(3)

An advisory (non-binding) vote on the frequency of the advisory (non-binding) vote on the compensation of the Company’s named executive officers.  The shareholders selected a frequency of one year and the proposal received the following votes:

1 Year	2 Years	3 Years	Abstentions
213,454,612	1,285,257	34,791,343	1,116,203

(4)	A proposal to approve amendments to the St. Jude Medical, Inc. 2007 Stock Incentive Plan. The proposal was approved and received the following votes:

Votes For	Votes Against	Abstentions	Broker Non-Votes
179,524,495	78,964,476	346,519	28,479,662

(5)	A shareholder proposal regarding the declassification of the Company’s Board of Directors. The proposal was approved and received the following votes:

Votes For	Votes Against	Abstentions	Broker Non-Votes
235,380,815	13,797,583	1,498,602	36,513,249

(6)	A proposal to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2011. The proposal was approved and received the following votes:

Votes For	Votes Against	Abstentions	Broker Non-Votes
277,300,726	9,685,132	329,294	0

Item 9.01  Financial Statements and Exhibits.

(d)  Exhibits.

10.1     St. Jude Medical, Inc. 2007 Stock Incentive Plan, as amended and restated (2011).

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

st. jude medical, inc.

By:	/s/ Pamela S. Krop
Pamela S. Krop Vice President, General Counsel and Corporate Secretary

Date: May 13, 2011

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EXHIBIT INDEX

Exhibit Number	Description
10.1	St. Jude Medical, Inc. 2007 Stock Incentive Plan, as amended and restated (2011).

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